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September 6, 2000                                                  EXHIBIT 10.10

Keith Palmer
1506 Maple Crest Dr.
Castleton, NY 12033

Dear Keith,

This letter will serve as our offer and your acceptance of a position with American Bio Medica Corporation, effective on your first day of employment at ABMC which I understand to be October 2, 2000. Please sign and return a copy.

Title: Vice President, Finance and Chief Financial Officer
Reports to:  CEO/Chairman

Compensation Package:

    Base Salary:  $100,000 per year

    Bonus available (up to 100% of base salary)
           25% of paid base upon achieving EBITDA of $1 million
            2% of paid base for each additional $100,000 EBITDA

    Stock Option Program:
       100,000 shares (at market price upon start date) and vesting as follows:
        25,000 shares vested after first 12 months of employment
        25,000 shares vested after second 12 months of employment
        25,000 shares vested after third 12 months of employment
        25,000 shares vested after fourth 12 months of employment

    Expenses:
        all expenses related to business
        automobile allowance of $500 per month

    Vacation:   three weeks per year

    Other Benefits:
        401(k) program
        Health Insurance program as available to all officers/employees

Sincerely,

/s/ Stan Cipkowski
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Stan Cipkowski             Accepted by: /s/ Keith E. Palmer     Date: 9/19/00
CEO/Chairman                            -------------------           -------
                                            Keith E. Palmer